                                                                   Exhibit 23.3

                             CONSENT OF CONSULTANT


We consent to the inclusion of our appraisal(s) with respect to the property listed on the attached annex in or with any form (whether in paper or digital format, including any electronic media such as CD-ROM or the Internet) of any Prospectus Supplement or any other offering document relating to Morgan Stanley Capital I Inc., Commercial Pass-Through Certificates (which we understand is a type of "Securitization" defined as an offering of securities that, as applicable, are registered with the Securities Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Act") or are privately placed pursuant to an exemption from the Act, in which the property appraised is part of a pool of properties owned by various non-affiliated owners collateralizing such offering), and in any Registration Statement filed with the SEC that includes such a Prospectus Supplement and we consent to the reference to our firm under the caption "Experts" in any such Prospectus Supplement, offering document or Registration Statement.


                                        Firm:  Cushman & Wakefield, Inc.

                                        By:    /s/ Frank P. Liantonio
                                               ----------------------


                                        Date:  May 15, 1998
                                               ---------------------

                        ANNEX TO CONSENT OF CONSULTANT


                           Cushman & Wakefield, Inc.




    NAME OF PROPERTY          MARKET STUDY OR APPRAISAL          DATED
    ----------------          -------------------------          -----

GLENBOROUGH REALTY TRUST
------------------------

Southworth-Milton                  Appraisal                    May 21, 1997
Fisher Pierce (90 Libbey           Appraisal                    May 13, 1997
 Industrial Parkway)


EOR PORTFOLIO
-------------

The Gates at Carlson Center        Appraisal                  February 20, 1998
Glengarry Club Apartments          Appraisal                  February 26, 1998
Ravinia Apartments                 Appraisal                  February 27, 1998
The Woodlands                      Appraisal                  February 27, 1998
Plum Tree Apartments               Appraisal                  February 27, 1998


WELLS FARGO TOWER                  Appraisal                  February 27, 1998
-----------------


QUAIL SPRINGS MALL                 Market Study                 April 7, 1998
------------------


WEST TOWN MALL                     Appraisal                  September 4, 1997
--------------